Exhibit 3.25
CERTIFICATE OF INCORPORATION
OF
VELOBIND, INCORPORATED
          1. The name of the corporation is VeloBind, Incorporated (the “Corporation”).
          2. The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
          3. The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
          4. The total number of shares of all classes of stock that the Corporation is authorized to issue is twenty million (20,000,000) shares, consisting of fifteen million (15,000,000) shares of common Stock with a par value of fifty cents ($.50) per share and five million (5,000,000) shares of Preferred Stock with a par value of fifty cents ($.50) per share. The Preferred Stock may be issued in one or more series, and the Board of Directors of the Corporation is expressly authorized (i) to fix the designations, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of Preferred Stock and (ii) to specify the number of shares of any series of Preferred Stock.
          5. The name and mailing address of the incorporator are as follows:
Hilary E. O’Brien
Morrison & Foerster
345 California Street
San Francisco, California 94104
          6. The Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation.
          7. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.
          8. To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of this Corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This Article 8 does not affect the availability of equitable remedies for breach of fiduciary duties. Neither any amendment or repeal of this Article 8, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article 8, shall eliminate or reduce the effect of this Article 8 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 8, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
          9. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
          10. Advance notice of new business and stockholder nominations for, and cumulative voting in, the election of directors shall be given in the manner and to the extent provided in the bylaws of the Corporation.
          11. The following provision is inserted for the regulation and conduct of the business and affairs of the Corporation and is in furtherance, and not in limitation or exclusion, of any powers conferred upon it by statute.
          In all elections of directors each shareholder shall be entitled to as many votes as shall equal the number of shares held by the shareholder multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he or she may see fit, which right, when exercised, shall be termed “cumulative voting.”
          12. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my

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act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of June, 1988.

/s/ Hilary E. O’Brien

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AGREEMENT AND PLAN OF MERGER
OF VELOBIND, INCORPORATED,
A DELAWARE CORPORATION,
AND
VELOBIND, INCORPORATED,
A CALIFORNIA CORPORATION
          THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made on September 13, 1988, by and between VeloBind, Incorporated, a California corporation (“VeloBind California”), and VeloBind, Incorporated, a Delaware corporation (“VeloBind Delaware”), which is a wholly-owned subsidiary of VeloBind California. VeloBind Delaware and a VeloBind California are sometimes referred to herein as the “Constituent Corporations.”
RECITALS
          A. VeloBind California is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has an authorized capital of forty-nine million (49,000,000) shares, consisting of thirty-nine million (39,000,000) shares of Common Stock with a par value of fifty cents ($.50) per share and ten million (10,000,000) shares of Preferred Stock with a par value of fifty cents ($.50) per share. As of August 30, 1988, four million eight hundred eighty-three thousand one hundred and seven (4,883,107) shares of Common Stock and no shares of Preferred Stock were issued and outstanding.
          B. VeloBind Delaware is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has an authorized capital of twenty million (20,000,000) shares, consisting of fifteen million (15,000,000) shares of Common Stock with a par value of fifty cents ($.50) per share and five million (5,000,000) shares of Preferred Stock with a par value of fifty cents ($.50) per share. As of September 13, 1988, ten (10) shares of Common Stock and no shares of Preferred Stock were issued and outstanding.
          C. The Board of Directors of VeloBind California has determined that, for the purpose of effecting the reincorporation of VeloBind California in the State of Delaware, it is advisable and in the best interests of VeloBind California that VeloBind California merge with and into VeloBind Delaware upon the terms and conditions herein provided.
          D. The respective Boards of Directors of VeloBind Delaware and VeloBind California have unanimously approved this Agreement, and the Boards of Directors of VeloBind Delaware and VeloBind California have directed that this

Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.
          NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, VeloBind Delaware and VeloBind California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:
I. EFFECTUATION OF MERGER
          1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, VeloBind California shall be merged with and into VeloBind Delaware (the “Merger”), the separate existence of VeloBind California shall cease, and VeloBind Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be VeloBind, Incorporated.
          1.2 Filing and Other Requirements for Effectiveness. The Merger shall become effective when the following actions shall have been completed:
          (a) This Agreement and the Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation law;
          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;
          (c) An executed Certificate of Merger or an executed counterpart of this Agreement shall have been filed with the Secretary of State of the State of Delaware; and
          (d) An executed Certificate of Merger, an executed counterpart of this Agreement, or a certified copy of this Agreement meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of the State of California.
          The date and time when the merger shall become effective, as aforesaid, is herein called the “Effective Date of Merger.”
          1.3 Succession. Upon the Effective Date of Merger, the separate existence of VeloBind California shall cease and VeloBind Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, privileges, powers and property as constituted immediately prior to the Effective Date of Merger, shall be subject to all actions previously taken by the VeloBind California Board of Directors and shall succeed, without other transfer, to all of the assets, rights, powers and property of VeloBind California in the manner of and as more fully set forth in Section 259 of the Delaware General Corporation Law, and (ii) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of Merger and shall succeed, without other transfer, to all of the debts, liabilities and obligations of VeloBind

California in the same manner as if VeloBind Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.
II. MANNER OF CONVERSION OF STOCK
          2.1 VeloBind California Common Stock. Upon the Effective Date of Merger, each share of VeloBind California Common Stock, fifty cents ($.50) par value, issued and outstanding immediately prior thereto shall, by virtue of the merger and without any further action by the Constituent Corporations, their shareholders, or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, fifty cents ($.50) par value, of the Surviving Corporation.
          2.2 Options, Stock Purchase Rights and Other Convertible Securities. Upon the Effective Date of Merger, the Surviving Corporation shall assume and continue the stock option and all other employee benefit plans of VeloBind California. Each outstanding and unexercised option, other right to purchase, or security convertible into VeloBind California Common Stock shall become an option, right to purchase or a security convertible into the Surviving Corporation’s Common Stock on the basis of one share of the Surviving Corporation’s Common Stock for each share of VeloBind California Common Stock issuable pursuant to any such option, stock purchase right or other convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such VeloBind California option, stock purchase right or other convertible security at the Effective Date of Merger.
          A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and other convertible securities equal to the number of shares of VeloBind California Common Stock so reserved immediately prior to the Effective Date of Merger.
          2.3 VeloBind Delaware Common Stock. Upon the Effective Date of Merger, each share of Common Stock, fifty cents ($.50) par value, of VeloBind Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.
          2.4 Exchange of Certificates. After the Effective Date of Merger, each holder of an outstanding certificate representing shares of VeloBind California Common Stock may, at such stockholder’s option, surrender the same for cancellation to Bank of California, as exchange agent (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of VeloBind California Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of whole shares of the Surviving Corporation’s Common Stock into which such shares of VeloBind California Common Stock were converted in the Merger.

          The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of the Surviving Corporation represented by such outstanding certificate as provided above.
          Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of VeloBind California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.
          If any certificate for shares of VeloBind Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of VeloBind Delaware that such tax has been paid or is not payable.
III. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS
          3.1 Certificate of Incorporation. The Certificate of Incorporation of VeloBind Delaware as in effect immediately prior to the Effective Date of Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.
          3.2 Bylaws. The Bylaws of VeloBind Delaware as in effect immediately prior to the Effective Date of Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.
          3.3 Directors and Officers. The directors and officers of VeloBind Delaware immediately prior to the Effective Date of Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until otherwise as provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.
IV. MISCELLANEOUS
          4.1 Covenants of VeloBind Delaware. VeloBind Delaware covenants and agrees that it will, on or before the Effective Date of Merger:

          (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation law.
          (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by VeloBind Delaware of all of the franchise tax liabilities of VeloBind California.
          (c) Take such other actions as may be required by the California General Corporation Law.
          4.2 Further Assurances. From time to time, as and when required by VeloBind Delaware or by its successors or assigns, there shall be executed and delivered on behalf of VeloBind California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise, by VeloBind Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of VeloBind California and otherwise to carry out the purposes of this Agreement, and the officers and directors of VeloBind Delaware are fully authorized in the name and on behalf of VeloBind California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.
          4.3 Abandonment. At any time before the Effective Date of Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either VeloBind California or VeloBind Delaware or both, notwithstanding the approval of this Agreement by the shareholders of VeloBind California.
          4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of the Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such Constituent Corporation.
          4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

          4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 650 Almanor Avenue, Sunnyvale, California 94086, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.
          4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware.
          4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
          4.9 Approval of VeloBind California as Sole Shareholder of VeloBind Delaware. By its execution and delivery of this Agreement, VeloBind California, as sole shareholder of VeloBind Delaware, consents to, approves and adopts this Agreement and approves the Merger. VeloBind California agrees to execute such instruments as may be necessary or desirable to evidence its approval and adoption of this Agreement and the Merger as the sole shareholder of VeloBind Delaware.
          IN WITNESS WHEREOF, this Agreement, having first been approved by resolution of the Boards of Directors of VeloBind Delaware and VeloBind California and having been approved by the required vote of the shareholders of VeloBind California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

VELOBIND, INCORPORATED, a Delaware corporation

/s/ Carl J. Swenson

Carl J. Swenson President

ATTEST:

/s/ Grant E. Rollin

Grant E. Rollin, Secretary

VELOBIND, INCORPORATED, a California corporation

/s/ Carl J. Swenson

Carl J. Swenson President

ATTEST:

/s/ Grant E. Rollin

Grant E. Rollin, Secretary

CERTIFICATE OF MERGER
OF
GBC ACQUISITION CORPORATION
(a Delaware corporation)
INTO
VELOBIND, INCORPORATED
(a Delaware corporation)
          The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
          FIRST: That the name and state of incorporation of each of the constituent corporations of the merger (the “Merger”) is as follows:

NAME	STATE OF INCORPORATION
GBC Acquisition Corporation	Delaware
VeloBind, Incorporated	Delaware
          SECOND: That an Agreement of Merger between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of section 251 of the General Corporation Law of the State of Delaware.
          THIRD: That VeloBind, Incorporated shall be the surviving corporation.
          FOURTH: That the amendments of the Certificate of Incorporation of VeloBind, Incorporated to be effected by the Merger are as follows:
          1. Article Two is amended in its entirety to read as follows:
          2. The address of the Corporation’s registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, Delaware, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.
          2. Article 4 is amended in its entirety to read as follows:
          4. The total number of shares of stock which the Corporation shall have authority to issue is 100, all of which shares shall be common stock, $.50 par value per share.

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          3. Article 11 is deleted in its entirety.
          4. Article 12 is redesignated Article 11.
          FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is One GBC Plaza, Northbrook, Illinois 60062.
          SIXTH: That a copy of the Agreement of Merger will be furnished on request and without cost to any stockholder of any constituent corporation.

Dated:	VELOBIND, INCORPORATED,
a California corporation

/s/ Carl J. Swenson

Name: Carl J. Swenson
Title: President

ATTEST:

/s/ Grant E. Rollin

Name: Grant E. Rollin
Title: Secretary

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CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE
* * * * *
          VELOBIND, INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
          The present registered agent of the corporation is PRENTICE HALL CORPORATION SYSTEM and the present registered office of the corporation is in the county of KENT
          The Board of Directors of VELOBIND, INCORPORATED adopted the following resolution on the 13th day of May, 1993.
          Resolved, that the registered office of VELOBIND, INCORPORATED in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.
          IN WITNESS WHEREOF, VELOBIND, INCORPORATED has caused this statement to be signed by EDWARD J. McNULTY, its VICE President and attested by STEVE RUBIN, its ___ Secretary this 13th day of May 1993.

		By:	/s/ Edward McNulty

Vice President

ATTEST:

By:	/s/ [Illegible]

Secretary